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                                                                    Exhibit 99.1

                     CLIFTON SAVINGS BANCORP, INC. ANNOUNCES
                     ---------------------------------------

                               3RD QUARTER RESULTS
                               -------------------

         Clifton, New Jersey - January 25, 2005 -- Clifton Savings Bancorp, Inc. (NASDAQ: CSBK) (the "Company"), the holding company of Clifton Savings Bank, S.L.A. (the "Bank"), today announced the results of its operations for the three and nine months ended December 31, 2004. Net income was $1.42 million for the three months ended December 31, 2004, an increase of $611,000, or 75.6%, as compared to $808,000 for the three months ended December 31, 2003. Net income was $3.75 million for the nine months ended December 31, 2004, an increase of $900,000, or 31.6%, as compared to $2.9 million for the nine months ended December 31, 2003.

         Net interest income increased $1.6 million, or 51.2%, for the three months ended December 31, 2004, to $4.8 million as compared to $3.2 million for three months ended December 31, 2003 reflecting an increase of $135.2 million in net interest-earning assets and an increase in the net interest margin. Average interest-earning assets increased $209.6 million, or 35.3%, which consisted of increases of $114.0 million in loans, $44.2 million in mortgage-backed securities, $26.0 million in investment securities and $25.5 million in other interest-earning assets. Average interest-bearing liabilities increased $74.5 million, or 13.7%, which consisted of increases of $3.1 million in interest-bearing deposits and $71.4 million in borrowings. Net interest margin increased to 2.40% for the quarter ended December 31, 2004 from 2.15% for the quarter ended December 31, 2003. The net interest rate spread decreased 9 basis points to 1.88% as the 3 basis point increase to 4.12% in average interest yield earned on interest-earning assets was not sufficient to offset the 12 basis point increase in the average rate paid on interest-bearing liabilities. These increases in yields and costs reflect an increase in the short term interest rate environment experienced during the quarter ended December 31, 2004.

             Net interest income increased $3.8 million, or 37.8%, for the nine months ended December 31, 2004, to $13.9 million as compared to $10.1 million for nine months ended December 31, 2003 reflecting an increase of $127.0 million in net interest-earning assets and an increase in the net interest margin. Average interest-earning assets increased $179.7 million, or 31.2%, which consisted of increases of $90.4 million in loans, $38.7 million in mortgage-backed securities, $29.5 million in investment securities and $21.1



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million in other interest-earning assets. Average interest-bearing liabilities increased $52.8 million, or 10.1 %, which consisted of increases of $15.6 million in interest-bearing deposits and $37.2 million in borrowings. The net interest margin increased to 2.45% for the nine months ended December 31, 2004, from 2.33% for the nine months ended December 31, 2003. The net interest rate spread decreased 17 basis points as the average interest yield earned on interest-earning assets decreased 36 basis points and the average rate paid on interest-bearing liabilities decreased 19 basis points. These decreases reflect the lower interest rate environment during the 2004 period, particularly in regard to long and intermediate term assets and liabilities.

            The $235,000 provision for loan losses recorded during the nine months ended December 31, 2004 and the $35,000 provision recorded during the three months ended December 31, 2004 were the result of the loan portfolio increasing $85.3 million, or 34.2%, from $249.5 million at March 31, 2004 to $334.8 million at December 31, 2004. The majority of the increase was in one-to-four-family residential real estate loans, which increased $83.4 million, or 35.6%, for the period. Non-performing loans decreased from $122,000 at March 31, 2004 to $7,000 at December 31, 2004. The percentage of non-performing loans to total loans has remained consistently low, ranging from .05% at March 31, 2004 to less than .01% at December 31, 2004.

         Non-interest expense increased to $2.55 million for the three months ended December 31, 2004, as compared to $1.92 million for the three months ended December 31, 2003, an increase of $624,000, or 32.5%. This included an increase of $434,000, or 45.7%, in salaries and employee benefits. Non-interest expense increased to $7.6 million for the nine months ended December 31, 2004, as compared to $5.6 million for the nine months ended December 31, 2003, an increase of $2.0 million or 34.9%. The components of non-interest expenses which experienced significant change were salaries and employee benefits, legal fees and miscellaneous expenses, which increased $1.14 million, $299,000 and $265,000, respectively. The increase in salaries and employee benefits was largely due to the cost of stock compensation plans implemented upon the Company's initial stock offering which totaled $233,000 and $690,000, respectively, during the three and nine month periods ended December 31, 2004. In addition, the Company added personnel to staff new and expanded branch locations and hired two individuals to fill the Company's newly created controller and internal auditor positions. The increase in legal fees was primarily due to litigation brought against the Bank in connection with the Bank's reorganization into the mutual holding company structure and increased legal costs associated with being a public company. The increase in miscellaneous expenses is attributable to the increased size of the Company and the additional costs of being a public entity.



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         The Company's total assets increased $89.4 million, or 12.0%, to $831.7 million as of December 31, 2004, from $742.3 million at March 31, 2004 due primarily to loan and investment growth. Net loans increased $85.3 million, or 34.2%, to $ 334.8 million at December 31, 2004 from $249.5 million at March 31, 2004 primarily due to strong origination volume and purchases of loans, which more than offset repayment levels. Cash and cash equivalents decreased by $120.7 million, or 83.4 %, to $24.0 million at December 31, 2004, as compared to $144.7 million at March 31, 2004, reflecting the investment of cash received in the our initial public stock offering in March 2004 into higher yielding loans and securities. Securities, including both available for sale and held to maturity issues, increased $122.9 million, or 37.1%, to $453.8 million at December 31, 2004, from $330.9 million. The increase was funded by the aforementioned redeployment of cash equivalents and by borrowings.

            Total liabilities increased $86.4 million, or 15.9%, to $628.8 million at December 31, 2004 from $542.4 million at March 31, 2004. The increase in total liabilities reflected an increase of $14.9 million, or 2.8%, in deposits from $537.0 million as of March 31, 2004 as compared to $551.9 million at December 31, 2004, and a $71.1 million increase in borrowed funds. As part of an income enhancement strategy, management implemented a leverage strategy in May 2004, which consists of borrowing funds from the Federal Home Loan Bank of New York and simultaneously investing those funds in higher yielding investment securities.

            Total stockholders' equity increased $3.0 million, or 1.5 %, to $202.9 million at December 31, 2004, from $199.9 million at March 31, 2004. The increase resulted primarily from net income of $3.75 million and $656,000 in ESOP shares committed to be released offset by cash dividends paid of $ 1.14 million and unrealized losses of $271,000 on the available for sale securities portfolios.

         The Company is the holding company of the Bank, a New Jersey chartered savings and loan association headquartered in Clifton, New Jersey. The Bank operates a total of 10 full-service banking offices in northeast New Jersey.

         This release contains "forward-looking statements" which may describe future plans and strategies, including our expectations of future financial results. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors that could affect our actual results include market interest rate trends, the general regional and national economic climate, our ability to control costs and expenses, actions by our competitors and federal and state regulation. As we have no control over these factors, they should be considered in evaluating any forward-looking statements and undue reliance should not be placed on such statements.



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

SELECTED  CONSOLIDATED FINANCIAL AND OTHER DATA

                                                AT DECEMBER 31,           AT MARCH 31,
                                                -------------------------------------------------------------
                                                    2004                     2004                % Change
                                                -----------              -------------        ---------------
                                                                      (Dollars in thousands)
FINANCIAL CONDITION DATA:
Total assets                                    $831,736                      $742,308             12.05%
Loans receivable, net                            334,807                       249,459             34.21%
Cash and cash equivalents                         23,975                       144,657            (83.43%)
Securities                                       453,822                       330,887             37.15%
Deposits                                         551,862                       537,002              2.77%
Total equity                                     202,906                       199,907              1.50%

                                                                          NINE MONTHS
                                                                        ENDED DECEMBER 31,
                                                ---------------------------------------------------------------
                                                    2004                       2003                % Change
                                                -----------                -----------           --------------
                                                                      (Dollars in thousands)
OPERATING DATA:
Interest income                                 $   22,754                 $  18,880                   20.52%
Interest expense                                     8,880                     8,809                    0.81%
                                                -----------                ----------
Net interest income                                 13,874                    10,071                   37.76%
(Provision for) recovery of loan losses               (235)                      100                  335.00%
                                                -----------                ----------
Net interest income after
   (provision for) recovery of loan losses          13,639                    10,171                   34.10%
Noninterest income                                     291                       219                   32.88%
Noninterest expense                                  7,611                     5,643                   34.88%
                                                -----------                ----------
Earnings before income taxes                         6,319                     4,747                   33.12%
Total income taxes                                   2,567                     1,895                   35.46%
                                                -----------                ----------
Net earnings                                    $    3,752                 $   2,852                   31.56%
                                                ===========                ==========

                                                                            THREE MONTHS
                                                                          ENDED DECEMBER 31,
                                                ---------------------------------------------------------------
                                                    2004                       2003                 % Change
                                                -----------                -----------           --------------
                                                                      (Dollars in thousands)
OPERATING DATA:
Interest income                                 $    8,290                 $     6,073                36.51%
Interest expense                                     3,459                       2,877                20.23%
                                                ----------                 -----------
Net interest income                                  4,831                       3,196                51.16%
(Provision for) loan losses                            (35)                          -                 N/A
                                                ----------                 -----------
Net interest income after
   (provision for) loan losses                       4,796                       3,196                50.06%
Noninterest income                                     139                          71                95.77%
Noninterest expense                                  2,546                       1,922                32.47%
                                                ----------                 -----------
Earnings before income taxes                         2,389                       1,345                77.62%
Total income taxes                                     970                         537                80.63%
                                                ----------                 -----------
Net earnings                                    $    1,419                 $       808                75.62%
                                                ==========                 ===========


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

                                                    At or For the Nine                      At or For the Three
                                                       Months Ended                             Months Ended
                                                       December 31,                             December 31,
                                             ----------------------------------      -----------------------------------
                                                2004              2003                     2004              2003
                                                ----              ----                     ----              ----

PERFORMANCE RATIOS (1):
Return on average assets                        0.64%             0.63%                     0.69%              0.52%
Return on average equity                        2.49%             5.10%                     2.81%              4.28%
Interest rate spread (2)                        1.95%             2.12%                     1.88%              1.97%
Net interest margin (3)                         2.45%             2.33%                     2.40%              2.15%
Noninterest expense to average assets           1.30%             1.25%                     1.23%              1.23%
Efficiency ratio (4)                           53.98%            54.84%                    51.92%             58.83%
Average interest-earning assets to
   average interest-bearing liabilities         1.32x             1.11x                     1.30x              1.09x
Average equity to average assets               25.73%            12.42%                    24.44%             12.11%

CAPITAL RATIOS:
Tangible capital                               17.57%            11.94%                    17.57%             11.94%
Core capital                                   17.64%            11.93%                    17.64%             11.93%
Risk-based capital                             52.05%            37.32%                    52.05%             37.32%

ASSET QUALITY RATIOS:
Allowance for loan losses as a percent of
   total gross loans                            0.32%             0.35%                     0.32%              0.35%
Allowance for loan losses as a percent of
   nonperforming loans                      15357.14%          4000.00%                 15357.14%           4000.00%
Net charge-offs to average outstanding
   loans during the period                      0.00%             0.00%                     0.00%              0.00%
Nonperforming loans as a percent of
   total loans                                  0.00%             0.01%                     0.00%              0.01%
Nonperforming assets as a percent of
   total assets                                 0.00%             0.00%                     0.00%              0.00%

OTHER DATA:
Number of:
   Real estate loans outstanding               2,135             1,846                     2,135              1,846
   Deposit accounts                           34,529            35,604                    34,529             35,604
   Full service customer service facilities       10                10                        10                 10

--------------------------------
(1)    Performance ratios are annualized.
(2) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percent of average interest-earning assets.
(4) Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of assets.